UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 14, 2013 (March 7, 2013)

TRISTAR WELLNESS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-29981	91-2027724
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Saugatuck Ave.
Westport CT 06880
(Address of principal executive offices) (zip code)

(203) 226-4449
(Registrant’s telephone number, including area code)

________________________________________________
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 7, 2013, we entered into an Exclusive Manufacturing, Marketing and Distribution Definitive License Agreement (the “Agreement”) with Argentum Medical, LLC, a Delaware limited liability company (“Argentum”), under which we acquired an exclusive license to develop, market and sell products based on a technology called “Silverlon”, a proprietary silver coating technology providing superior performance related to OTC wound treatment. The license is for 15 years, with a possible 5 year extension. Under the Agreement, we are obligated to order a certain amount of proprietary Silverlon film each contract year and if the minimums are not met Argentum could cancel the Agreement.  In exchange for these license rights we agreed to pay Argentum royalty payments based on the adjusted gross revenues generated by product sales, as well as issue Argentum a warrant to purchase up to 750,000 shares of our common stock with an exercise price of $0.50 per share. The warrant vests in two equal installments of 375,000 shares each, with the vesting based on product’s success in obtaining certain approvals from the Food and Drug Administration. The warrants expire five (5) years after they vest.

Item 3.02  Unregistered Sales of Equity Securities

Under the Agreement, on March 7, 2013, we issued Argentum a warrant to purchase up to 750,000 shares of our common stock at $0.50 per share. The warrant vests in two equal installments of 375,000 shares each, with the vesting based on product’s success in obtaining certain approvals from the Food and Drug Administration. The warrants expire five (5) years after they vest. We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuance.

On March 14, 2013, we closed a stock purchase under a Securities Purchase Agreement dated February 14, 2013, under which Alan Schaefer agreed to purchase 13,334 shares of our Series D Convertible Preferred Stock for $50,000. The shares have not been issued but will be shortly. All of the shares will be issued with a restrictive legend in accordance with Rule 144. We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuance.

Item 9.01  Financial Statements and Exhibits

Exhibits

10.1	Exclusive Manufacturing, Marketing and Distribution Definitive License Agreement with Argentum Medical, LLC dated March 7, 2013

10.2	Securities Purchase Agreement with Alan B. Schaefer dated February 14, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriStar Wellness Solutions, Inc.
a Nevada corporation

Dated: March 14, 2013	By:	/s/ John Linderman
John Linderman
Chief Executive Officer

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